UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2020

Hoth Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38803	82-1553794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1 Rockefeller Plaza, Suite 1039
New York, New York 10020
(Address of principal executive offices, including ZIP code)

(646) 756-2997
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HOTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2020 (the “Effective Date”), Hoth Therapeutics, Inc. (the “Company”) entered into a Patent License Agreement (the “GW Patent License Agreement”) with the George Washington University (“GW”). Pursuant to the GW Patent License Agreement, GW granted the Company an exclusive, worldwide, royalty bearing license to a certain intellectual property that can be used to develop a device designed to detect the presence of SARS-CoV-2. Specifically, the GW Patent License Agreement permits the Company  to make, have made, use, import, offer for sale and sell Licensed Products (as defined in the GW Patent License Agreement) in the field of virus sensing and detection. The GW Patent License Agreement shall commence on the Effective Date and shall continue until the later of: (a) the expiration or abandonment of the last patent to expire or become abandoned of the Patent Rights (as defined in the GW Patent License Agreement); or (b) ten years after the first Sale as defined in the GW Patent License Agreement) of the first Licensed Product if no patent has issued from the Patent Rights (as the case may be, the “Term”), unless terminated earlier pursuant to the terms of the agreement. Pursuant to the GW Patent License Agreement, the Company shall pay GW: (i) an upfront license initiation fee, (ii) annual maintenance fees commencing on the first anniversary of the Effective Date, (iii) milestone payments ranging from the low to mid five figures, (iv) running royalty payments at a middle single digit percentage of Net Sales (as defined in the GW License Agreement), (iv) quarterly minimum payments ranging from the low four figures for the first four quarters after the first sale to low five figures commencing three years after the first sale and (v) an annual diligence fee of high five figures. In addition, the Company has agreed to reimburse GW for certain past and future patent filing and prosecution costs. The Company has also agreed to issue GW ten year warrants to purchase up to 72,463 shares of the Company’s common stock at an exercise price of $2.76 per share, which warrants will vest on the following schedule: 20% at issuance, 20% each year thereafter, resulting in 100% vesting 4 years after issuance.

Item 8.01 Other Events.

On August 10, 2020, the Company issued a press release announcing the execution of the GW Patent License Agreement. A copy of the release is attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated August 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2020	Hoth Therapeutics, Inc.

/s/ Robb Knie
Robb Knie
Chief Executive Officer

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